DISTRIBUTION AGREEMENT
                           FOR TIAA-CREF MUTUAL FUNDS
                           --------------------------

      THIS AGREEMENT is made this 1st day of July, 1997, by and between TIAA-CREF Mutual Funds (the "Fund"), a Delaware business trust, and Teachers Personal Investor Services, Inc. ("TPIS"), a Delaware corporation.

      WHEREAS, the Fund is registered as an open-end management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"), and currently consists of six series (known as the Growth & Income Fund, Money Market Fund, International Equity Fund, Bond Plus Fund, Growth Equity Fund, and Managed Allocation Fund), and may consist of additional series in the future (collectively, the "Funds");

      WHEREAS, TPIS is engaged principally in the business of distributing variable insurance products and investment company shares, and is registered as a broker-dealer under the Securities Exchange Act of 1934, as amended (the "1934 Act"), and is a member of the National Association of Securities Dealers, Inc. ("NASD");

      WHEREAS, the Fund has registered its shares of beneficial interest (the "Shares") under the Securities Act of 1933, as amended (the "1933 Act"); and

      WHEREAS, the Fund desires to retain TPIS to distribute the Shares and TPIS is willing to distribute the Shares in the manner and on the terms set forth herein;

      NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the Fund and TPIS hereby agree as follows:

      1.    Distribution of the Shares.

            (a) Right to Sell Shares. The Fund hereby grants to TPIS the right, subject to the requirements of the 1933 Act, the 1934 Act, and the 1940 Act, and the terms set forth herein, to distribute the Shares during the term of this Agreement. The rights granted to TPIS shall be nonexclusive in that the Fund reserves the right to sell its Shares to investors pursuant to applications received and accepted by the Fund or its transfer agent. Further, the Fund reserves the right to issue Shares in connection with the merger or consolidation of any other investment company, trust or personal holding company with the Fund or the Fund's acquisition by the purchase or otherwise, of all or substantially all of the assets of an investment company, trust or personal holding company. Any right granted to TPIS to accept orders for Shares, or to make sales on behalf of the Fund or to purchase Shares for resale, will not apply to Shares issued in connection with the merger or consolidation of any other investment company with the Fund or its acquisition by purchase or otherwise, of all or substantially all of the assets of any investment company, trust or personal holding company, or substantially all of the outstanding shares or interests of any such entity, and such right shall not apply to Shares that may be offered by the Fund to shareholders by virtue of their being shareholders of the Fund.

      TPIS is hereby authorized to enter into written sales or service agreements, on such terms and conditions as TPIS may determine are not inconsistent with this Agreement, with broker-dealers that are registered as such under the 1934 Act and are members of the NASD and agree to participate in the distribution of the Shares.

            (b) Registration; Compliance with NASD. To the extent necessary to offer and sell the Shares, TPIS shall be duly registered or otherwise qualified under the securities laws of any state or other jurisdiction in which such Shares may lawfully be sold and in which TPIS is licensed or otherwise authorized to sell the Shares. TPIS shall be responsible for the training, supervision and control of its registered representatives for the purpose of the NASD Rules of Fair Practice and federal and state securities law requirements applicable in connection with the offering and sale of the Shares. In this connection, TPIS shall retain written supervisory procedures in compliance with Conduct Rule 3010 of the NASD Rules of the Association.

            (c) Fund Documents. TPIS agrees to offer the Shares for sale in accordance with the then-current prospectus and statement of additional information ("SAI") therefor filed with the Securities and Exchange Commission (the "Commission"). The Fund shall furnish TPIS with copies of all prospectuses, SAIs, financial statements and other documents which TPIS reasonably requires for use in connection with the distribution of the Shares. TPIS will be entitled to rely on all documentation and information furnished to it by the Fund's management.

            (d) Offering Price. All Shares sold by TPIS pursuant to this Agreement shall be sold at the net asset value per share, as determined in the manner provided in the Fund's Declaration of Trust in effect at the time of such determination (and as reflected in the Fund's then-current prospectus), next determined after the order is accepted by TPIS.

            (e) Suspension of Sales. If and whenever the determination of net asset value is suspended and until such suspension is terminated, no further orders for Shares shall be accepted by TPIS except unconditional orders placed with TPIS before it had knowledge of the suspension. In addition, the Fund reserves the right to suspend sales and TPIS's authority to accept orders for Shares on behalf of the Fund if, in the judgment of the Board of Trustees of the Fund (the "Board"), it is in the best interests of the Fund to do so, such suspension to continue for such period as may be determined by the Board; and in that event, no orders to purchase Shares shall be processed or accepted by TPIS on behalf of the Fund while such suspension remains in effect except for Shares necessary to cover unconditional orders accepted by TPIS before it had knowledge of the suspension, unless otherwise directed by the Board.

      2.    Books and Records

            (a) The Fund and TPIS shall cause to be maintained and preserved all books of account and related financial records as are required by the 1934 Act, the NASD,


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


and any other applicable laws and regulations. All the books and records maintained by the Fund (on behalf of TPIS), or by any person on behalf of the Fund, in connection with the offer and sale of the Shares shall be maintained and preserved in conformity with the requirements of Rules 17a-3 and 17a-4 under the 1934 Act or the corresponding provisions of any future federal securities laws or regulations. All such books and records shall be maintained and held by the Fund or by any person on behalf of the Fund on behalf of and as agent for TPIS, whose property they are and shall remain. Such books and records shall be at all times subject to inspection by the Commission in accordance with Section 17(a) of the 1934 Act.

            (b) TPIS shall have the responsibility for maintaining the records of sales representatives licensed, registered and otherwise qualified to sell the Shares.

      3. Reports. TPIS shall cause the Fund to be furnished with such reports as either or both may reasonably request for the purpose of meeting reporting and record keeping requirements under the laws of the State of New York and any other applicable states or jurisdictions.

      4.    Expenses.

            (a) TPIS shall be responsible for all expenses relating to the distribution of the Shares, including but not limited to:

                  (i) the costs and expenses of providing the necessary facilities, personnel, office equipment and supplies, telephone service, and other utility service necessary to carry out its obligations hereunder;

                  (ii) charges and expenses of outside legal counsel retained with respect to activities related to the distribution of the Shares;

                  (iii) the costs and expenses of printing and delivery of definitive prospectuses and statements of additional information and any supplements thereto for prospective purchasers;

                  (iv) expenses incurred in connection with TPIS's registration as a broker or dealer or in the registration or qualification of its officers, directors or representatives under federal and state securities laws;

                  (v) the costs of promotional, sales and advertising material; and

                  (vi) any other expenses incurred by TPIS or its representatives in connection with performing the obligations of TPIS under this Agreement.


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


      5.    Non-Exclusivity; Authorized Representations.

            (a) The Fund agrees that the services to be provided by TPIS hereunder are not to be deemed exclusive and TPIS is free to act as distributor of other variable insurance products or investment company shares issued by the Fund or any entity affiliated therewith. TPIS shall, for all purposes herein, be deemed to be an independent contractor and shall, unless otherwise provided or authorized, have no authority to act for or represent the Fund in any way or otherwise be deemed an agent of the Fund other than in furtherance of its duties and responsibilities as set forth in this Agreement.

            (b) The Fund is not authorized by TPIS to give, on behalf of TPIS, any information or to make any representations other than the information and representations contained in a registration statement or prospectus filed with the Commission under the 1933 Act and/or the 1940 Act covering Shares, as such registration statement and prospectus may be amended or supplemented from time to time. TPIS is not authorized by the Fund to give on behalf of the Fund any information or to make any representations in connection with the sale of Shares other than the information and representations contained in a registration statement or prospectus filed with the Commission under the 1933 Act and/or the 1940 Act covering Shares, as such registration statement and prospectus may be amended or supplemented from time to time, or contained in shareholder reports or other material that may be prepared by or on behalf of the Fund for TPIS's use. This shall not be construed to prevent TPIS from preparing and distributing tombstone advertisements and sales literature or other material as it may deem appropriate. No person other than TPIS is authorized to act as principal underwriter (as such term is defined in the 1940 Act) for the Fund.

      6. Liability. TPIS will not be liable for any error of judgment or mistake of law or for any loss suffered by the Fund in connection with the matters to which this Agreement relates. Nothing herein contained shall be construed to protect TPIS against any liability resulting from the willful misfeasance, bad faith, or gross negligence of TPIS in the performance of its obligations and duties or from reckless disregard of its obligations and duties under this Agreement or by virtue of violation of any applicable law.

      7.    Regulation.

            (a) This Agreement shall be subject to the provisions of the 1940 Act, the 1934 Act and the rules, regulation, and rulings thereunder, and of the NASD, as in effect from time to time, including such exemptions and other relief as the Commission, its staff, or the NASD may grant, and the terms hereof shall be interpreted and construed in accordance therewith. Without limiting the generality of the foregoing, the term "assigned" shall not include any transactions exempted from Section 15(b)(2) of the 1940 Act.

            (b) TPIS shall submit to all regulatory and administrative bodies having jurisdiction over the present and future operations of the Fund, any information, reports or other material which any such body by reason of this Agreement may request or require pursuant to applicable laws or regulations. Without limiting the generality of the foregoing, TPIS shall furnish the Commission and/or the Secretary of State for the State of New York with any information or reports which the Commission and/or the Secretary of State may request in order to ascertain whether the operations of the Fund are being conducted in a manner consistent with applicable laws or regulations.

      8.    Investigation and Proceedings.

            (a) The Fund and TPIS agree to cooperate fully in any regulatory inspection, inquiry, investigation, or proceeding or any judicial proceeding with respect to the Fund or TPIS, their affiliates and their representatives to the extent that such inspection, inquiry, investigation or proceeding is in connection with the Shares distributed under this Agreement.

            (b) In the case of a customer complaint, the Fund and TPIS will cooperate in investigating such complaint and shall arrive at a mutually satisfactory response.

      9.    Duration and Termination of the Agreement.

            (a) This Agreement shall become effective with respect to the Shares as of the date first written above. It shall become effective as to any subsequently offered Shares when it has been approved by the Board (including a majority of members thereof who are not parties to this Agreement nor interested persons of any such parties) specifically for such Shares. "Subsequently offered Shares" means Shares issued subsequent to the initial effective date of this Agreement.

            (b) This Agreement shall continue in effect for two years from the date of its execution and thereafter from year to year, but only so long as such continuance is specifically approved at least annually by (i) the Board, or by the vote of a majority of the outstanding voting securities of the Fund, and
(ii) a vote of a majority of those members of the Board who are not parties to this Agreement nor interested persons of any such parties, cast in person at a meeting called for the purpose of voting on such approval.

            (c) This Agreement may be terminated, without the payment of any penalty, by the Fund or TPIS on sixty days' written notice to the other party. This Agreement shall automatically terminate in the event of its assignment.

            (d) Upon termination of this Agreement, all authorizations, rights and obligations shall cease except the obligation to settle accounts hereunder and the agreements contained in paragraph 8 hereunder.

      10. Definitions. The terms "assignment," "interested person," and "majority of the outstanding voting securities," when used in this Agreement, shall have the respective meanings specified under the 1940 Act and rules thereunder.

      11. Further Actions. Each party agrees to perform such further acts and execute such further documents as are necessary to effectuate the purposes hereof.

      12. Governing Law. The provisions of this Agreement shall be construed and interpreted in accordance with the laws of the State of New York, as at the time in effect, and the applicable provisions of the 1940 Act and rules thereunder or other federal laws and regulations which may be applicable. To the extent that the applicable law of the State of New York, or any of the provisions herein, conflict with the applicable provisions of the 1940 Act and rules thereunder or other federal laws and regulations which may be applicable, the latter shall control.

      13. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which shall be deemed one instrument.

      14. Notices. All notices and other communications provided for hereunder shall be in writing and shall be delivered by hand or mailed first class, postage prepaid, addressed as follows:

            (a)      If to the Fund -
                     TIAA-CREF Mutual Funds
                     730 Third Avenue
                     New York, New York 10017-3206
                     Attention: Thomas Walsh
                                ----------------

            (b)      If to TPIS -

                     Teachers Personal Investors Services, Inc.
                     730 Third Avenue
                     New York, New York 10017-3206
                     Attention: Ronald McPhee
                                -----------------

or to such other address as the Fund or TPIS shall designate by written notice to the other.

      15. No Liability of Shareholders. This Agreement is executed by the Trustees of the Fund, not individually, but rather in their capacity as Trustees under the Declaration of Trust made January 13, 1997, as amended. None of the shareholders of the Fund, Trustees, officers, employees, or agents of the Fund shall be personally bound or liable under this Agreement, nor shall resort be had to their private property for the satisfaction of any obligation or claim hereunder but only to the property of the Fund and, if the obligation or claim relates to the property held by the Fund for the benefit of one or more but fewer than all Funds, then only to the property held for the benefit of the affected Fund.

      16. Miscellaneous. Captions in this Agreement are included for convenience or reference only and in no way define or limit any of the provisions hereof or otherwise affect their construction or effect.



      IN WITNESS WHEREOF, the Fund and TPIS have caused this Agreement to be executed in their names and on their behalf by and through their duly authorized officer on the day and year first above written.


TIAA-CREF MUTUAL FUNDS


By: /s/ Thomas G. Walsh                      Attest: /s/ Lisa Snow
    ------------------------                        -------------------
Title: President                             Title: Secretary
       ---------------------                        -------------------


TEACHERS PERSONAL INVESTORS SERVICES, INC.


By: /s/ Ronald P. McPhee                     Attest: /s/ Laura Bramson
    ------------------------                        -------------------
Title: Senior Vice President                 Title: Assistant Secretary
       ---------------------                        -------------------